SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – March 31, 2010 (March 30, 2010)

DOUBLE EAGLE HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-22991	87-0460247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

7633 East 63rd Place, Suite 220, Tulsa, OK  74133

(Address of principal executive offices) (Zip Code)

(918) 461-1667
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01:	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)  On March 30, 2010, the Board of Directors of the Registrant dismissed Seale and Beers, CPAs ("S&B"), its independent registered public accounting firm.  On the same date, March 30, 2010, the independent registered public accounting firm of Paritz & Company, P.A. was engaged by our Board of Directors as our new independent registered public accountants.  None of the reports of S&B on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in our Form 10-K for the fiscal year ended September 30, 2009 contained a going concern qualification.

During the registrant's two most recent fiscal years and the subsequent interim period thereto, there were no disagreements with S&B, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to S&B's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

We have requested that S&B furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  S&B's letter is attached as Exhibit 16.1.

(b)  On March 30, 2010, the registrant engaged Paritz & Company, P.A. as its independent accountant.  We have not, during the two most recent fiscal years and the interim period preceding the engagement, consulted Paritz & Company, P.A. regarding the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(16.1) Letter from Seale and Beers, CPAs dated March 31, 2010 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE HOLDINGS, LTD.

By:	/s/ M.E. "Hank" Durschlag
M.E. "Hank" Durschlag, Chief Executive Officer

Date:   March 31, 2010